UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 17, 2007

EXACTECH, INC.

(Exact name of registrant as specified in its charter)

Florida	0-28240	59-2603930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court

Gainesville, Florida 32653

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (352) 377-1140

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2007, Exactech, Inc. (the “Company”) and Dr. William Petty, the Company’s Chief Executive Officer and Chairman of the Board of Directors, completed an amendment to the employment agreement, dated December 20, 2002, between Dr. Petty and the Company. The amendment to the employment agreement extends the term under Dr. Petty’s employment agreement with the Company, which was to expire on December 31, 2007, until February 28, 2008, providing for the continuation of such term pending renegotiation of a new employment agreement. All other terms to the employment agreement remain unchanged. The amendment to the employment agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
10.1	Amendment to employment agreement between Exactech, Inc. and R. William Petty, M.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXACTECH, INC.

Dated: December 19, 2007	By:	/s/ Joel C. Phillips
Joel C. Phillips,
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Amendment to employment agreement between Exactech, Inc. and R. William Petty, M.D.